Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES STRONG FOURTH QUARTER PERFORMANCE
ONSHORE CAPITAL EFFICIENCY GAINS AND MAJOR PROJECT DELIVERY IN 2019
TRANSFORM NOBLE ENERGY'S FUTURE

HOUSTON (February 12, 2020) -- Noble Energy, Inc. (NASDAQ: NBL) (“Noble Energy” or the "Company”) today provided fourth quarter financial and operating results. Fourth quarter highlights include:

•	Organic capital expenditures funded by Noble Energy of $406 million were below the low end of guidance.

•	Sales volumes of 373 MBoe/d were near the top end of guidance.

◦	Produced 285 MBoe/d from the U.S. onshore, led by record quarterly production in the DJ Basin.

◦	Sold over 1 Bcfe/d of natural gas, gross, from the Company’s Israel fields.

•	Commenced production from the Leviathan field ahead of schedule and more than $200 million under budget.

•	Started production from the Aseng 6P oil well in Equatorial Guinea, which has ramped up to more than 15 MBbl/d, gross.

•	Proved reserves increased 6% to 2.05 BBoe, with significant additions in the DJ Basin and Israel. Reserves replacement totaled 233% (excluding price revisions).

•	Completed a simplification of the General Partner of Noble Midstream Partners LP and an asset sale at a total valuation of $1.6 billion, including $670 million of cash proceeds to Noble Energy.

David L. Stover, Noble Energy’s Chairman and CEO, commented, “Our performance in the fourth quarter completed a remarkable year for Noble Energy. We made important strides in our U.S. onshore business during 2019, significantly improving our capital efficiency and cost structure. Our row development execution in both the DJ and Delaware Basins contributed to improved drilling and completion cycle times and lower well costs, which allowed Noble Energy to accomplish our activity on substantially less capital than planned. In our offshore business, we commenced production at Leviathan, once again illustrating our world-class major project execution, and we sanctioned the development of the Alen Gas Monetization. These accomplishments solidified our ability to deliver sustainable organic free cash flow in 2020 and beyond.”

Full year 2019 Highlights

•	Finished the year with record-low Total Recordable Incident Rate in the U.S. onshore.

•	Enhanced ESG disclosures with publication of the Company’s eighth annual Sustainability Report and first Climate Resilience Report (using the TCFD Framework).

•	Increased return of capital to shareholders with a nine percent dividend raise.

•	Organic capital expenditures totaled $2.26 billion, down nearly $240 million from initial guidance as a result of well cost reductions in the U.S. onshore and Leviathan project execution.

•	Reduced cash costs (production expense, marketing costs, and G&A) approximately $120 million from original guidance.

•	Delivered sales volumes of 361 MBoe/d, up nearly two percent from the midpoint of original guidance.

◦	Grew U.S. onshore total volumes and oil production 10 percent as compared to 2018.

•	Increased firm gas sales agreements into Egypt from 1.15 Tcf to 3 Tcf of natural gas, gross, from the Company’s operated Israel fields.

•	Completed the acquisition of interest in the EMG Pipeline.

•	Sanctioned the Alen Gas Monetization project in Equatorial Guinea.

•	Farmed into a significant exploration opportunity, offshore Colombia, with drilling planned in 2020.

Fourth Quarter 2019 Results
The Company reported fourth quarter net loss attributable to Noble Energy of $1.2 billion, or $2.52 per diluted share. Excluding items impacting comparability, the Company generated adjusted net loss(1) and adjusted net loss per share(1) attributable to Noble Energy for the quarter of $26 million, or $0.05 per diluted share. Adjusted EBITDAX(1) was

$640 million, and cash provided by operating activities was $469 million. Prior to working capital changes, operating cash flow was $541 million for the quarter.

Fourth quarter capital expenditures were below the low end of guidance, primarily driven by delivery of the Leviathan project, along with incremental cost reductions in U.S. onshore drilling and completions. Organic capital investments attributable to Noble Energy included $262 million related to U.S. onshore activities. Noble Energy also invested $125 million in the Eastern Mediterranean, primarily for continued development of the Leviathan project, and $5 million in West Africa for the Alen Gas Monetization project.

Sales volumes for the quarter averaged 373 thousand barrels of oil equivalent per day (MBoe/d), an increase of more than six percent from the fourth quarter 2018. The Company’s U.S. onshore assets averaged 285 MBoe/d in the fourth quarter 2019, with oil volumes of 123 thousand barrels per day (MBbl/d). The international portfolio contributed 88 MBoe/d in the quarter with 21 MBbl/d of liquids volume.

Unit production expenses for the fourth quarter 2019 were $8.01 per barrel of oil equivalent (BOE), including lease operating expenses, production taxes, gathering and transportation and processing expenses, and other royalty costs. These costs were below the low end of guidance, benefitted by continuous cost management and prior year refunds on production taxes in the U.S. onshore.

Marketing and other expenses, including sales and costs of purchased oil and gas, netted to $18 million in the quarter, primarily reflecting mitigation of firm transportation costs. Depreciation, depletion and amortization was $16.84 per BOE and general and administrative expenses (G&A) totaled $118 million for the quarter. G&A expenses for the quarter included 2019 incentive compensation awards, which reflected strong operating performance and major project execution. Full-year 2019 G&A expense was at the midpoint of original guidance.

Income from equity method investees for the fourth quarter totaled $3 million. Equity income generated in West Africa (Alba LPG Plant and Methanol Plant) was offset by losses incurred on Noble Midstream Partners LP’s (NASDAQ: NBLX) equity pipeline investments prior to full-service commencement.

The Company’s effective tax rate on adjusted earnings was 60%. On this basis, current tax expense was $27 million for the quarter, primarily resulting from income generated in Israel and West Africa. Deferred taxes were a benefit of $41 million on this same basis.

During the quarter, the Company concluded a drop down and simplification transaction with the General Partner of NBLX, selling its incentive distribution rights and remaining U.S. onshore midstream interests to NBLX. Noble Energy received approximately $670 million in cash and 38.5 million units of NBLX in the transaction for a total valuation of $1.6 billion. Cash proceeds were used to repay the Company's commercial paper borrowings, contributing to increased liquidity of $4.5 billion at year-end.

Included in the Company’s results for the quarter was a $1.16 billion asset impairment, which was associated with the Company’s Eagle Ford asset, primarily resulting from a decline in natural gas and natural gas liquids prices. Additionally, the Company expensed approximately $100 million in suspended exploration costs associated with the Leviathan deep oil prospect.

During the quarter, the Company operated 5 rigs (2 DJ and 3 Delaware) and drilled 42 wells (27 DJ and 15 Delaware) onshore. Noble Energy completed 25 wells (16 DJ and 9 Delaware) and commenced production on 38 new wells (25 DJ and 13 Delaware).

Denver-Julesburg Basin
The DJ Basin averaged a record 163 MBoe/d in the fourth quarter, up 18% from the similar quarter in 2018, while continuing to generate strong operating cash flow in excess of capital expenditures. Total liquids volumes of 108 thousand barrels per day (MBbl/d) were also a record. Production growth for the quarter stemmed from the Wells Ranch area which established a quarterly record of over 68 MBoe/d, with 10 wells turned-in-line. An additional 15 wells commenced production in East Pony, resulting in moderate growth for the development area.

Delaware Basin

Sales volumes from the Company's Delaware Basin assets totaled 70 MBoe/d, up 17% from the fourth quarter 2018. Oil volumes averaged 44 MBbl/d. During the quarter, the Company brought online 13 wells, 12 of which were Wolfcamp A wells with one 3rd Bone Spring well. Four of the wells were located in the Company’s Southern acreage position, were completed utilizing tighter stage spacing and increased fluid loading, and are delivering very strong results.

Eagle Ford
Sales volumes from the Eagle Ford totaled 52 MBoe/d for the fourth quarter 2019, down five percent from the fourth quarter 2018 resulting from base declines. The Company's Eagle Ford operations continue to focus on maximizing cash flows through optimizing base production.

Israel
Fourth quarter 2019 sales volumes from the Company’s Israel assets totaled 220 million cubic feet of natural gas equivalent per day, essentially all from the Tamar asset. Production commenced from the Leviathan field ahead of schedule and under budget. Four subsea production wells are online with sales to Israel, Jordan, and Egypt underway.

Equatorial Guinea
Sales volumes for Equatorial Guinea averaged 51 MBoe/d, including 16 MBbl/d of crude oil. Production volumes for the quarter were higher than sales volumes by approximately 2 MBbl/d. During the quarter, production commenced from the Aseng 6P oil well, which is currently exceeding expectations at over 15,000 Bbl/d, gross.

2019 Reserves
Total proved reserves at the end of 2019 were 2.05 billion barrels of oil equivalent representing a six percent increase from the end of 2018.  Reserves additions, comprised of extensions, discoveries and revisions (excluding price), totaled 308 million barrels of oil equivalent (MMBoe).  Price revisions were a reduction of 53 MMBoe, entirely in the U.S. onshore from lower 2019 oil, natural gas, and NGL prices. Total Company reserve replacement was 233% (excluding price impacts) at a cost of $7.29 per BOE. U.S. onshore proved developed reserves were added at a cost of $7.99 per BOE.

DJ Basin reserves were up more than 13% year over year resulting primarily from extensions in the Mustang and Wells Ranch areas and positive performance revisions in the Mustang development area. In West Africa, the Company booked 205 billion cubic feet of natural gas equivalent (Bcfe) reserve additions resulting from the sanction of the Alen natural gas project.  In addition, the Alen gas sales enable the extension of the Alba field economic life yielding positive revisions of nearly 18 MMBoe. Performance from the Tamar field, offshore Israel, resulted in positive revisions of 231 Bcfe, or over one trillion cubic feet equivalent (Tcfe) on a gross basis.  Securing additional export transportation and marketing arrangements in Egypt facilitated reserve additions in the Leviathan field of 526 Bcfe. First production at the Leviathan project led to 3.3 Tcfe of transfers from proved undeveloped to proved developed.

Approximately 48% of the Company’s reserves are in U.S. onshore assets, with 52% offshore in Israel and Equatorial Guinea. The commodity breakdown of total reserves at the end of 2019 was 50% international gas, 34% liquids, and 16% U.S. onshore natural gas. Proved developed reserves increased to approximately 73% of total proved reserves at the end of the year, driven by the Leviathan reserve transfers at commencement of production.

Additional details for the fourth quarter and year-end results can be found in the Company’s latest presentation on the Company’s website, www.nblenergy.com.

(1)A Non-GAAP measure, please see the respective earnings release schedules included herein for reconciliations.

Webcast and Conference Call Information
Noble Energy, Inc. will host a live audio webcast and conference call at 8 a.m. Central Standard Time on February 12, 2020. The webcast link is accessible on the 'Investors' page at www.nblenergy.com. A replay will be available on the website. Conference call numbers for participation during the question and answer session are:
Toll Free Dial in: 877-883-0383
International Dial in: 412-902-6506
Conference ID: 4164277

Noble Energy (NASDAQ: NBL) is an independent oil and natural gas exploration and production company committed to meeting the world’s growing energy needs and delivering leading returns to shareholders. The Company operates a high-quality portfolio of assets onshore in the United States and offshore in the Eastern Mediterranean and off the west coast of Africa. Founded more than 85 years ago, Noble Energy is guided by its values, its commitment to safety, and respect for stakeholders, communities and the environment. For more information on how the Company fulfills its purpose: Energizing the World, Bettering People’s Lives®, visit https://www.nblenergy.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Kim Hendrix
(281) 943-2197
Kim.Hendrix@nblenergy.com

Media Contacts
Trudi Boyd
(281) 569-8009
media@nblenergy.com

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", “plans”, “estimates”, "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in other Noble Energy reports on file with the Securities and Exchange Commission. These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.
This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see Noble Energy’s earnings release schedules included herein for reconciliations of the differences between any historical non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

Schedule 1
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues
Oil, NGL and Gas Sales	$1,010	$1,052	$3,904	$4,461
Sales of Purchased Oil and Gas	125	84	389	275
Income from Equity Method Investments and Other	8	32	51	172
Midstream Services Revenue - Third Party	31	29	94	78
Total Revenues	1,174	1,197	4,438	4,986
Operating Expenses
Lease Operating Expense	127	165	532	576
Production and Ad Valorem Taxes	33	39	175	190
Gathering, Transportation and Processing Expense	111	101	417	393
Other Royalty Expense	4	6	13	38
Exploration Expense	120	40	202	129
Depreciation, Depletion and Amortization	578	516	2,197	1,934
General and Administrative	118	69	416	385
Cost of Purchased Oil and Gas	135	92	431	296
Loss (Gain) on Divestitures, Net	—	16	—	(843)
Asset Impairments	1,160	38	1,160	206
Goodwill Impairment	—	1,281	—	1,281
Marketing Expense	8	19	34	40
Firm Transportation Exit Cost	(4)	—	88	—
Other Operating Expense, Net	35	13	92	10
Total Operating Expenses	2,425	2,395	5,757	4,635
Operating (Loss) Income	(1,251)	(1,198)	(1,319)	351
Other Expense (Income)
Loss (Gain) on Commodity Derivative Instruments	120	(546)	143	(63)
Loss on Extinguishment of Debt or Facility	44	11	44	8
Interest, Net of Amount Capitalized	64	66	260	282
Other Non-Operating Expense (Income), Net	3	(9)	10	(16)
Total Other Expense (Income)	231	(478)	457	211
(Loss) Income Before Income Taxes	(1,482)	(720)	(1,776)	140
Income Tax (Benefit) Expense	(294)	82	(343)	126
Net (Loss) Income and Comprehensive (Loss) Income Including Noncontrolling Interests	(1,188)	(802)	(1,433)	14
Less: Net Income and Comprehensive Income Attributable to Noncontrolling Interests(1)	18	22	79	80
Net Loss and Comprehensive Loss Attributable to Noble Energy	$(1,206)	$(824)	$(1,512)	$(66)

Net Loss Attributable to Noble Energy Per Common Share
Basic and Diluted	$(2.52)	$(1.72)	$(3.16)	$(0.14)

Weighted Average Number of Shares Outstanding
Basic and Diluted	478	479	478	483

(1)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 12, 2020.

Schedule 2
Noble Energy, Inc.
Condensed Statement of Cash Flows
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash Flows From Operating Activities
Net (Loss) Income Including Noncontrolling Interests(1)	$(1,188)	$(802)	$(1,433)	$14
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities
Depreciation, Depletion and Amortization	578	516	2,197	1,934
Loss (Gain) on Divestitures, Net	—	16	—	(843)
Asset Impairments	1,160	38	1,160	206
Goodwill Impairment	—	1,281	—	1,281
Deferred Income Tax (Benefit) Expense	(324)	80	(434)	(70)
Loss (Gain) on Commodity Derivative Instruments	120	(546)	143	(63)
Firm Transportation Exit Cost	(4)	—	88	—
Noncash Exploration Expense	100	1	100	2
Net Cash Received (Paid) in Settlement of Commodity Derivative Instruments	4	(1)	32	(161)
Other Adjustments for Noncash Items Included in (Loss) Income	95	39	210	83
Net Changes in Working Capital	(72)	(62)	(65)	(47)
Net Cash Provided by Operating Activities	469	560	1,998	2,336
Cash Flows From Investing Activities
Additions to Property, Plant and Equipment	(526)	(690)	(2,524)	(3,279)
Additions to Equity Method Investments(2)	(113)	—	(799)	—
Acquisitions, Net of Cash Received(3)	—	—	—	(653)
Net Proceeds from Divestitures(4)	42	259	173	1,999
Other	(13)	2	12	2
Net Cash Used in Investing Activities	(610)	(429)	(3,138)	(1,931)
Cash Flows From Financing Activities
Revolving Credit Facility, Net	—	—	—	(230)
Noble Midstream Services Revolving Credit Facility, Net	545	10	535	(25)
Proceeds from Noble Midstream Services Term Loan Credit Facilities	—	—	400	500
Senior Notes, Net	(44)	—	(53)	(384)
Dividends Paid, Common Stock	(59)	(52)	(227)	(208)
Purchase and Retirement of Common Stock	—	(72)	—	(295)
Proceeds from Issuance of Mezzanine Equity, Net of Offering Costs(5)	—	—	97	—
Issuance of Noble Midstream Partners Common Units, Net of Offering Costs(6)	243	—	243	—
Commercial Paper Borrowings, Net	(511)	—	—	—
Contributions from Noncontrolling Interest Owners	10	5	37	353
Other	(32)	(24)	(127)	(110)
Net Cash Provided by (Used in) Financing Activities	152	(133)	905	(399)
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	11	(2)	(235)	6
Cash, Cash Equivalents and Restricted Cash at Beginning of Period(7)	473	721	719	713
Cash, Cash Equivalents and Restricted Cash at End of Period(8)	$484	$719	$484	$719

(1)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. For the periods presented, net loss includes net income attributable to noncontrolling interests in NBLX.

(2)	Additions relate primarily to investments in Eastern Mediterranean Pipeline B.V. by Noble Energy and in EPIC Y-Grade, LP, EPIC Crude Holdings, LP, and Delaware Crossing LLC by NBLX.

(3)	Amount relates to the acquisition of Saddle Butte Rockies Midstream, LLC by NBLX.

(4)
For the year ended December 31, 2019, proceeds relate to the divestiture of SW Reeves County, Texas assets. For the year ended December 31, 2018, proceeds include $484 million from the sale of our 7.5% interest in Tamar field, $696 million from the sale of CONE Gathering LLC and CNX Midstream Partners common units and $384 million from the sale of our Gulf of Mexico assets.

(5)
Proceeds relate to the issuance of preferred equity by NBLX. As the preferred equity is redeemable, it is presented within the mezzanine section of our consolidated balance sheet. In addition, as the preferred equity is held by a third party, it is considered a redeemable noncontrolling interest.

(6)	Amounts relate Noble Energy's midstream asset sale to NBLX.

(7)	As of the beginning of the periods presented, amounts include $0 million, $1 million, $3 million and $38 million of restricted cash, respectively.

(8)	As of December 31, 2019 and December 31, 2018, amounts include $0 million and $3 million of restricted cash, respectively.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 12, 2020.

Schedule 3
Noble Energy, Inc.
Condensed Balance Sheets
(in millions, unaudited)

	December 31, 2019	December 31, 2018
Assets
Current Assets
Cash and Cash Equivalents	$484	$716
Accounts Receivable, Net	730	616
Other Current Assets	148	418
Total Current Assets	1,362	1,750
Property, Plant and Equipment, Net	17,451	18,419
Other Noncurrent Assets	1,834	841
Total Assets	$20,647	$21,010
Liabilities, Mezzanine Equity and Shareholders' Equity
Current Liabilities
Accounts Payable - Trade	$1,250	$1,207
Other Current Liabilities	719	519
Total Current Liabilities	1,969	1,726
Long-Term Debt	7,477	6,574
Deferred Income Taxes	662	1,061
Other Noncurrent Liabilities	1,378	1,165
Total Liabilities	11,486	10,526
Total Mezzanine Equity (1)	106	—
Total Shareholders' Equity	8,410	9,426
Noncontrolling Interests (2)	645	1,058
Total Equity	9,055	10,484
Total Liabilities, Mezzanine Equity and Shareholders' Equity	$20,647	$21,010

(1)
Amount relates to preferred equity issued by Noble Midstream Partners LP (NBLX). As the preferred equity is redeemable, it is presented within the mezzanine section of our consolidated balance sheet. In addition, as the preferred equity is held by a third party, it is considered a redeemable noncontrolling interest.

(2)
The Company consolidates NBLX, a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 12, 2020.

Schedule 4
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales Volumes	2019	2018	2019	2018
Crude Oil and Condensate (MBbl/d)
United States Onshore	123	118	120	109
United States Gulf of Mexico	—	—	—	5
Equatorial Guinea	15	18	13	16
Equity Method Investment - Equatorial Guinea	1	2	2	2
Total	139	138	135	132
Natural Gas Liquids (MBbl/d)
United States Onshore	72	60	68	62
United States Gulf of Mexico	—	—	—	—
Equity Method Investment - Equatorial Guinea	5	7	4	5
Total	77	67	72	67
Natural Gas (MMcf/d)
United States Onshore	542	451	516	466
United States Gulf of Mexico	—	—	—	6
Israel	218	222	223	237
Equatorial Guinea	184	203	186	213
Total	944	876	925	922
Total Sales Volumes (MBoe/d)
United States Onshore	285	253	274	248
United States Gulf of Mexico	—	—	—	7
Israel	37	37	37	40
Equatorial Guinea	45	51	44	51
Equity Method Investment - Equatorial Guinea	6	9	6	7
Total Sales Volumes (MBoe/d)	373	350	361	353

Total Sales Volumes (MBoe)	34,312	32,219	131,801	128,714

Price Statistics - Realized Prices(1)
Crude Oil and Condensate ($/Bbl)
United States Onshore	$55.90	$52.98	$55.68	$60.93
United States Gulf of Mexico	—	—	—	64.84
Equatorial Guinea	59.18	61.23	61.03	68.53
Natural Gas Liquids ($/Bbl)
United States Onshore	$14.61	$24.84	$14.32	$25.86
United States Gulf of Mexico	—	—	—	30.00
Natural Gas ($/Mcf)
United States Onshore	$1.72	$2.87	$1.83	$2.51
United States Gulf of Mexico	—	—	—	3.48
Israel	5.55	5.44	5.55	5.47
Equatorial Guinea	0.27	0.27	0.27	0.27

(1)
Average realized prices do not include gains or losses on commodity derivative instruments. For fourth quarter 2019 and 2018, including the impact of hedges settled in the period, the Company's U.S. onshore oil price was $56.34 and $54.09 per Bbl, Equatorial

Guinea oil price was $56.95 and $65.83 per Bbl, and U.S. onshore gas price was $1.76 and $2.80 per Mcf, respectively. For the year ended 2019 and 2018, including the impact of hedges settled in the period, the Company's U.S. onshore oil price was $56.25 and $58.03 per Bbl, Equatorial Guinea oil price was $57.84 and $59.10 per Bbl, and U.S. onshore gas price was $1.97 and $2.54 per Mcf, respectively.

Schedule 5
Noble Energy, Inc.
Reconciliation of Net Loss Attributable to Noble Energy and Per Share (GAAP) to
Adjusted Net (Loss) Income Attributable to Noble Energy and Per Share (Non-GAAP)
(in millions, except per share amounts, unaudited)

Adjusted net (loss) income attributable to Noble Energy and per share (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss attributable to Noble Energy and per share (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that adjusted net (loss) income attributable to Noble Energy and per share (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically non-cash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe this Non-GAAP measure is used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, adjusted net (loss) income attributable to Noble Energy and per share (Non-GAAP) may be useful for comparison of earnings and per share to forecasts prepared by analysts and other third parties. However, our presentation of adjusted net (loss) income attributable to Noble Energy and per share (Non-GAAP), may not be comparable to similar measures of other companies in our industry.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net Loss Attributable to Noble Energy (GAAP)	$(1,206)	$(824)	$(1,512)	$(66)
Adjustments to Net Loss
Firm Transportation Exit Costs	(4)	—	88	—
Loss (Gain) on Divestitures, Net	—	16	—	(843)
Asset Impairments	1,160	38	1,160	206
Goodwill Impairment	—	1,281	—	1,281
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	124	(547)	175	(224)
Exploration Write-off(1)	100	—	100	—
Legal Settlement	22	5	31	5
Loss on Extinguishment of Debt or Facility	44	11	44	8
Other Adjustments(2)	14	27	51	76
Total Adjustments Before Tax	1,460	831	1,649	509
Current Income Tax Effect of Adjustments(3)	(3)	(29)	(3)	64
Deferred Income Tax Effect of Adjustments(3)	(277)	73	(300)	71
Tax Reform Impact(4)	—	5	—	(140)
Adjusted Net (Loss) Income Attributable to Noble Energy (Non-GAAP)	$(26)	$56	$(166)	$438

Net Loss Attributable to Noble Energy Per Share, Basic and Diluted (GAAP)	$(2.52)	$(1.72)	$(3.16)	$(0.14)
Firm Transportation Exit Costs	(0.01)	—	0.18	—
Loss (Gain) on Divestitures, Net	—	0.04	—	(1.74)
Asset Impairments	2.43	0.08	2.43	0.42
Goodwill Impairment	—	2.66	—	2.64
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	0.26	(1.14)	0.37	(0.46)
Exploration Write-off(1)	0.21	—	0.21	—
Legal Settlement	0.05	0.01	0.06	0.01
Loss on Extinguishment of Debt or Facility	0.09	0.02	0.09	0.02
Other Adjustments(2)	0.03	0.06	0.11	0.16
Current Income Tax Effect of Adjustments(3)	(0.01)	(0.06)	(0.01)	0.13
Deferred Income Tax Effect of Adjustments(3)	(0.58)	0.16	(0.63)	0.15
Tax Reform Impact(4)	—	0.01	—	(0.29)
Adjusted Net (Loss) Income Attributable to Noble Energy Per Share, Diluted (Non-GAAP)	(0.05)	0.12	(0.35)	0.90

Weighted Average Number of Shares Outstanding, Basic	478	479	478	483
Weighted Average Number of Shares Outstanding, Diluted	478	481	478	485

(1)	Amount relates to the write-off of suspended costs associated with the Leviathan deep oil prospect.

(2)
For the year ended December 31, 2019, amount includes loss on sale of a corporate aircraft and a non-cash charge associated with acceleration of retirement obligations for the Mari-B field, offshore Israel. For the year ended December 31, 2018, amount includes a loss on investment in shares of Tamar Petroleum Ltd.

(3)	Amount represents the income tax effect of adjustments, determined for each major tax jurisdiction for each adjusting item, including the impact of timing and magnitude of divestiture activities.

(4)
In 2018, we recorded a $145 million tax benefit as a result of the U.S. Department of the Treasury and the Internal Revenue Service intent to issue additional regulatory guidance associated with Tax Reform Legislation and the transition tax (toll tax).

Schedule 6
Noble Energy, Inc.
Reconciliation of Net (Loss) Income Including Noncontrolling Interests (GAAP)
to Adjusted EBITDAX (Non-GAAP)
(in millions, unaudited)

Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, and Exploration Expenses (Adjusted EBITDAX) (Non-GAAP) should not be considered an alternative to, or more meaningful than, net (loss) income including noncontrolling interests (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that Adjusted EBITDAX (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically non-cash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe these Non-GAAP measures are used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, Adjusted EBITDAX (Non-GAAP) may be useful for comparison to forecasts prepared by analysts and other third parties. However, our presentation of Adjusted EBITDAX (Non-GAAP) may not be comparable to similar measures of other companies in our industry.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net (Loss) Income Including Noncontrolling Interests (GAAP)	$(1,188)	$(802)	$(1,433)	$14
Adjustments to Net (Loss) Income, After Tax(1)	1,180	880	1,346	504
Depreciation, Depletion, and Amortization	578	516	2,197	1,934
Exploration Expense(2)	20	40	102	129
Interest, Net of Amount Capitalized	64	66	260	282
Current Income Tax Expense(3)	27	31	88	121
Deferred Income Tax (Benefit) Expense(3)	(41)	2	(128)	10
Adjusted EBITDAX (Non-GAAP)	$640	$733	$2,432	$2,994

(1)	See Reconciliation of Net (Loss) Income Attributable to Noble Energy (GAAP) to Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP).

(2)	Represents remaining Exploration Expense after reversal of Adjustments to Net Income (Loss), After Tax, above.

(3)	Represents remaining Income Tax (Benefit) Expense after reversal of Adjustments to Net Income (Loss), After Tax, above.

Schedule 7
Noble Energy, Inc.
Capital Expenditures
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Organic Capital Expenditures Attributable to Noble Energy (Accrual Based)(1)	$406	$643	$2,263	$2,988
Acquisition Capital Attributable to Noble Energy	2	20	41	41
Noble Midstream Partners Capital Expenditures(2)	48	37	145	482
Additions to Equity Method Investments(3)	113	—	799	—
Increase in Finance Lease Obligations	3	5	7	14
Total Reported Capital Expenditures (Accrual Based)	$572	$705	$3,255	$3,525

(1)	Organic capital expenditures include $8 million, $24 million, $85 million and $245 million for midstream capital not funded by Noble Midstream Partners LP (NBLX) for the periods presented.

(2)	For the year ended December 31, 2018, amount includes $206 million related to the acquisition of Saddle Butte Rockies Midstream, LLC.

(3)
For the year ended December 31, 2019, amount includes primarily Noble Energy's investment of $189 million in Eastern Mediterranean Pipeline B.V. and NBLX investments of $532 million in EPIC Y-Grade, LP and EPIC Crude Holdings, LP and $72 million in Delaware Crossing LLC.

Schedule 8
Noble Energy, Inc.
Supplemental Data
(unaudited)

2019 Costs Incurred in Oil and Gas Activities (millions)	United States	Int’l(1)	Total
Proved Property Acquisition Costs	$4	$—	$4
Unproved Property Acquisition Costs	37	—	37
Exploration Costs(2)	67	73	140
Development Costs(3)	1,483	582	2,065
Total Costs Incurred	$1,591	$655	$2,246

Reconciliation to Capital Spending (Accrual Basis)
Total Costs Incurred			$2,246
Exploration Overhead and Other(2)			(102)
Asset Retirement Obligations			9
Total Oil and Gas Spending			2,153
Midstream Capital Spending(4)			230
Additions to Equity Method Investments(5)			799
Corporate and Other Capital			73
Total Capital Spending (Accrual Basis)			$3,255

Proved Reserves (MMBoe)(6)	United States	Int’l(1)	Total
Total Reserves, Beginning of Year	1,002	927	1,929
Revisions of Previous Estimates	(107)	57	(50)
Extensions, Discoveries and Other Additions	183	122	305
Sale of Minerals in Place	(2)	—	(2)
Production	(100)	(32)	(132)
Total Reserves, End of Year	976	1,074	2,050
Proved Developed Reserves
December 31, 2018	442	312	754
December 31, 2019	490	1,014	1,504

(1)	International includes Israel, Equatorial Guinea and other international locations, including foreign new ventures.

(2)	Amounts exclude $100 million related to the write-off of suspended costs associated with the Leviathan deep oil prospect.

(3)
Includes a decrease in asset retirement obligations (ARO) of $57 million for U.S. onshore primarily related to revisions and an increase in ARO of $48 million for International primarily related to additions.

(4)	Midstream spending includes $85 million of Noble Energy funded capital and $145 million of Noble Midstream Partners LP (NBLX) funded capital.

(5)
Amount includes primarily Noble Energy's investment of $189 million in Eastern Mediterranean Pipeline B.V. and NBLX investments of $532 million in EPIC Y-Grade, LP and EPIC Crude Holdings, LP and $72 million in Delaware Crossing LLC.

(6)
Netherland, Sewell & Associates, Inc. performed a reserves audit for 2019 and concluded that the Company's estimates of proved reserves were, in the aggregate, reasonable and have been prepared in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.